UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 12, 2011

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 17, 2011, The First Marblehead Corporation (the “Corporation”) filed a current report on Form 8-K (the “Original Form 8-K”) to report, among other things, the results of the voting at the Corporation’s annual meeting of stockholders held on November 14, 2011 (the “2011 Annual Meeting”). The sole purpose of this amendment is to disclose the decision of the Corporation regarding the frequency with which it will conduct future non-binding stockholder advisory votes to approve named executive officer compensation (“Say-on-Pay Votes”).  No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d)           As reported in the Original Form 8-K, the stockholders of the Corporation voted, on an advisory basis, at the 2011 Annual Meeting in favor of holding future Say-on-Pay Votes each year.   In light of such voting results, among other factors, the board of directors of the Corporation (the “Board”) has determined that the Corporation will hold Say-on-Pay Votes each year until the next required vote on the frequency of such Say-on-Pay Votes or until the Board otherwise determines that a different frequency is in the best interests of the Corporation’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: February 3, 2012	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer